Exhibit 16


                              Baum & Company, P.A.
                         1515 University Dr., Suite 226
                          Coral Springs, Florida 33071

January 16, 2007

Securities & Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Ecoloclean Industries, Inc.
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Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

     (1) We have read the Company's response to Item 4.01 of Form 8-K titled, "Changes in Registrant's Certifying Accountant" dated January 16, 2007; and

     (2) We agree with the response.

Very Truly Yours,


/s/ Baum & Company, P.A.
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Baum & Company, P.A.